Telmar Network Technology and Somera Communications Announce
Somera Stockholder Approval of Merger
Dallas, TX, August 31, 2006 — Somera Communications, Inc. (Nasdaq: SMRA) and Telmar Network Technology announced today that the stockholders of Somera Communications have approved the merger between Somera and Telmar. The companies have also received all necessary regulatory approvals for the merger. The transaction is expected to close on September 1, 2006. As a result, each share of Somera Communications’ common stock will be converted into the right to receive $4.60.
The combination of Telmar and Somera creates a telecom asset management company with a significant portfolio of products and services. The company will focus on providing the telecom market with reliable, high-quality, and cost-effective solutions for network maintenance, expansion and asset management. Included in the products and services portfolio will be a blend of new and certified legacy telecom equipment, multi-vendor repair capabilities as well as Somera’s RecoveryPLUS™ asset management program. The merger creates one of the largest companies in the telecom asset management industry with more than 400 employees serving customers in 25 countries.
###
Contact:
Tony Rossi
Investor Relations for Somera Communications, Inc.
Financial Relations Board
310-854-8317